UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 8, 2008

ASIA PREMIUM TELEVISION GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	033-33263	62-1407521
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People’s Republic of China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86-10) 6582-7900

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 4, 2008, we entered into a definitive Stock Purchase Agreement with Her Village Limited (the “Investor”) for the sale of 1,000,000 shares of Common Stock for a total purchase price of $1,000,000 (the “Stock Purchase Agreement). The Stock Purchase Agreement is attached hereto as Exhibit 10.1.

Pursuant to the Stock Purchase Agreement, we issued warrants to the Investor for the option to purchase 1,000,000 shares of Common Stock with an exercise price of $1.00 per share and an expiration date of 18 months from the date of issuance.  A copy of the Warrant is attached hereto as Exhibit 10.2.

As part of the Agreement and at no extra cost of the Company, the Investor agreed to grant to the Company access to a series of marketing assets. These assets include:

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Non-exclusive usage rights to the Her Village women database (exclusive right for mobile payment communities).

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Non-exclusive, perpetual marketing rights in all Her Village Media (exclusive for mobile payment communities).

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Non-exclusive right to launch a http://www.HVMobi.com marketing insert in Her Village publications (exclusive for mobile payment communities).

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Non-exclusive right to host the http://www.HVMobi.com website at Her Village's website.

ATVG plans to use the investment proceeds of the transaction to finance the expansion of its mobile top-up operations in Jiangxi Province and for other working capital purposes.

ATVG further announced that it has entered into an agreement with Her Village to establish a joint venture to develop targeted shopping products—tentatively branded as “HV Mobi PINK” products – for urban female consumers in China. The products will include stick-on labels and prepay debit cards (issued in partnership with major Chinese banks) that offer female consumers shopping discounts and rewards at select merchants. The joint venture is expected to be 60% owned by Her Village and 40% owned by ATVG, with Her Village contributing all marketing and data support and ATVG contributing all necessary technology.

In connection with the private placement and as part of the Stock Purchase Agreement, we also entered into a Registration Rights Agreement, attached hereto as Exhibit 10.3, whereby, the Company is under no obligation to file a registration statement for the shares until the Investor requests registration.  Upon written request by the Investor, the Company shall be required to prepare and file a registration statement within 60 days following written notification by the Investor.

Item 3.02. Unregistered Sales of Equity Securities

As referenced in Item 1.01, the Company entered into the Stock Purchase Agreement with Her Village Limited, an accredited investor.  Pursuant to the Stock Purchase Agreement, we sold 1,000,000 shares of common stock and warrants exercisable into 1,000,000 shares of common stock for a total purchase price of $1,000,000 and the warrant shares are exercisable at $1.00 per share.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Stock Purchase Agreement between the Company and HerVillage Limited
10.2 Warrant
10.3 Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: July 8, 2008	By:	/s/ Jing Xing
Jing Xing Chief Executive Officer and Co-Chairman

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